CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment No.1202 and Amendment No.1204 to the Registration Statement on Form N-1A of Advisors Series Trust and to the use of our report dated June 29, 2026 on the financial statements and financial highlights of the Logan Capital Large Cap Growth ETF (formerly, Logan Capital Broad Innovative Growth ETF), a series of the Advisors Series Trust, appearing in Form N-CSR for the year ended April 30, 2026, which are also incorporated by reference into the Registration Statement.

                            /s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
August 28, 2026